SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 14, 2012

SPECTRUM GROUP INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11988	22-2365834
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

1063 McGraw Irvine, CA (Address of principal executive offices)	92614 (Zip code)

Registrant's telephone number, including area code:  (949) 748-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers

Bonus Awards for Fiscal 2012
Effective August 14, 2012, the Board of Directors of Spectrum Group International, Inc. (the "Company" or "SGI”), based on the recommendation of the Compensation Committee of the Board of Directors, awarded cash bonuses to its named executive officers. The bonus payable to Gregory Roberts, President and CEO, was determined based on the achievement of specific metrics as set forth in his employment agreement, plus a discretionary component. The bonuses payable to the other executive officers were determined in the discretion of the Compensation Committee. Seventy-five percent of the bonuses are payable immediately, with the remaining 25% payable following the issuance of the Company's consolidated audited financial statements.
The table below sets forth the compensation of the Company's named executive officers for both fiscal 2012 and fiscal 2011. “Named executive officers” includes our President and Chief Executive Officer, Mr. Roberts, our Chief Financial Officer, Mr. Soth, our Chief Accounting Officer, Mr. Hamilton, and our Chairman of the Board and Executive Chairman, Mr. Arenas.

Greg Roberts:        $950,000
Paul Soth:        $125,000
Antonio Arenas:    $ 80,000
Arthur Hamilton:    $ 25,000

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 18, 2012

SPECTRUM GROUP INTERNATIONAL, INC.

By:	/s/ Carol Meltzer
Name:	Carol Meltzer
Title:	General Counsel and Secretary